Summa Metals, Corp.
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1588 Lancer Drive - Lake Havasu City, Arizona 86403
Tel-Fax (520) 630-5513 - (714) 348-9749


March 1, 1999

Mr. Amyn Dahya
Casmyn Corp.
1500 North Georgia St.
Suite 1800
Vancouver, British Colombia V6G2Z6

                          RE: Extension of $100,000.00

Dear Amyn:

Again for a variety of reasons, we are needing to extend the due date on the above referenced note. While I understand that your real interest is the shares, we continue to need additional time to pay this note. In addition, I would like to discuss the possibility of converting this debt to stock if you are still interested.

The note has therefore been modified to extend the payment date until Monday, September 5th, 1999. This note shall continue to bear interest during the extended period as originally set forth.

The company greatly appreciates your continued patients in this matter. I will contact you or your representative after we are effective with the IPO.

Sincerely,
THE SUMMA METALS CORPORATION

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Michael M. Chaffee
President                       Acknowledged
                                            --------------------------------
                                            Amyn Dahya


                   ARIZONA - NEVADA - CALIFORNIA - CHIHUAHUA